Exhibit (xxxii)

BY-LAW 1

A by-law relating generally to the transaction of the business and affairs of

156775 CANADA INC.

(hereinafter called the “corporation”).

PART 1

INTERPRETATION

1.01 Unless the context otherwise requires, in this by-law:

(a) “Act” means the Canada Business Corporations Act and includes the regulations thereunder;

(b) “article” means the articles, as that term is defined in the Act, of the corporation;

(c) “auditor” means the auditor of the corporation;

(d) “board” means the board of directors of the corporation;

(e) “by-law” means a by-law of the corporation;

(f) “director” means a director of the corporation;

(g) “officer” means an officer of the corporation and reference to any specific officer is to the person holding that office of the corporation;

(h) “person” has the meaning given to that term in the Act;

(l) “proxyholder” means a person holding a valid proxy for a shareholder;

(j) “resident Canadian” has the meaning given to that term in the Act;

(k) “shareholder” means a shareholder of the corporation;

(1) “unanimous shareholder agreement” has the meaning given to that term in the Act;

(m) the singular includes the plural; the plural includes the singular; and the masculine includes the feminine and, where applicable, the neuter; and

(n) reference to any statute or statutory provision shall extend to any amendment thereof or substitution therefor.

1.02 This by-law is subordinate to, and should be read in conjunction with, the Act, the articles and any unanimous shareholder agreement which is applicable to the corporation.

PART 2

DIRECTORS

2.01 If the articles of the Corporation do not specify the number of directors of the corporation but provide for a minimum and maximum number of directors, the actual number of directors of the corporation, and the number of directors to be elected at any annual meeting of shareholders, shall be such number as shall be determined from time to time by resolution of the board.

2.02 Any director or the president may call a meeting of the board by notice given to each of the directors (except for the person giving the notice, if a director), such notice to be given:

(a) by sending it by mail not later than five days before the date of the meeting;

(b) by delivering it not later than 48 hours before the time of the meeting; or

(c) by sending it by telegraph, telecopier, telex or similar method of telecommunications not later than 48 hours before the time of the meeting.

2.03 A meeting of the board may be held without notice on the same day as and following a meeting of shareholders at which it is elected.

2.04 In the case of a director appointed to fill a vacancy on the board, no notice of the meeting at which he is appointed shall be required to be given to that director.

2.05 Unless the articles specify the number of directors to be one or the articles provide for a minimum and maximum number of directors and the number of directors has been determined in accordance with the Act and the articles to be one, at all meetings of the board a quorum shall be two.

2.06 The chairman of any meeting of the board shall be the first mentioned of such of the following officers as has been appointed and who is a director and who is present at, and consents to preside as chairman of, the meeting: the chairman of the board, the managing director, the president; failing which, the directors present shall choose one of their number to be chairman of the meeting.

2.07 At all meetings of the board each director shall have one vote and upon an equal division the chairman of the meeting shall have a second or casting vote. Questions arising at meetings of the board shall be decided by a majority vote.

2.08 The office of a director shall be immediately vacated:

(a) when so provided in the Act;

(b) if he ceases to hold any required share qualification; or

(c) if he ceases to be a resident Canadian, if as a result thereof the majority of directors on the board would not be resident Canadians.

2.09 Subject to the Act, the board may appoint from its number a managing director or a committee of directors and delegate to such managing director or committee any of the powers of the board.

PART 3

OFFICERS

3.01 The officers shall be a president, a secretary and such other officers, if any, as the board in its discretion shall from time to time appoint.

3.02 Except as may otherwise from time to time be specified by the board, the president shall be the chief executive officer and shall have general supervision of all other officers and their duties.

3.03 In the absence of an agreement to the contrary, all offices shall be held during the pleasure of the board, all officers shall be subject to removal for or without cause by the board, and an officer may resign his office at any time by giving notice to the corporation. Subject thereto, an officer shall continue in office until, but shall cease to hold office when, his successor is elected or appointed.

3.04 Subject to such limitations as the board may from time to time impose and to the provisions of the Act, an officer shall have all the powers and authority, and shall perform all the duties, usually incident to the office he holds and shall perform such other duties as may from time to time be specified for the holder of such office by the board.

PART 4

MEETINGS OF SHAREHOLDERS

4.01 Unless the corporation has only one shareholder entitled to vote at such meeting at the time of any such meeting, at any meeting of shareholders two individuals present in person each of whom is a shareholder or a proxyholder entitled to vote at such meeting shall constitute a quorum for the appointment of the chairman and the adjournment of the meeting, and for all other purposes at least two individuals present in person each of whom is a shareholder or a proxyholder entitled to vote at such meeting, and who hold or represent by proxy not less than 51% of the total number of shares carrying the right to vote at such meeting, shall constitute a quorum.

4.02 The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as has been appointed and who is present at, and consents to preside as chairman of, the meeting: the chairman of the board, the managing director, the president; failing which, the shareholders present shall choose one of their number to be chairman of the meeting.

4.03 The chairman of any meeting of shareholders shall have a second or casting vote in case of an equal division, both on a show of hands and on a ballot. Unless the chairman shall direct a ballot, or a ballot shall be demanded by a shareholder or proxyholder entitled to vote at the meeting, any motion submitted shall be voted upon by a show of hands. The chairman may direct a ballot, or any shareholder or proxyholder may demand a ballot, either before or after any vote by show of hands. If a ballot is taken on any motion, a prior vote on such motion by show of hands shall have no effect. Save as may be from time to time otherwise provided by the Act or the articles in respect of the shares of any particular class or in respect of a vote upon a particular motion, upon a show of hands each shareholder present in person shall have one vote (a duly appointed proxyholder who is not himself a shareholder being for such purposes treated as a shareholder present in person) and upon a ballot each shareholder present in person or by proxy shall have one vote for each share held by such shareholder.

4.04 Except as may otherwise be provided by the Act or the articles, all questions proposed for the consideration of shareholders at any meeting of shareholders shall be determined by a majority of the votes cast.

4.05 Whenever a vote by show of hands is taken upon a motion, unless a ballot thereon is directed or demanded an entry in the minutes of a meeting of shareholders to the effect that the chairman of the meeting declared the motion carried or carried by a particular majority or not carried shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

PART 5

SHARE CERTIFICATES

5.01 Share certificates shall be in such form as the board may approve or the corporation adopt.

5.02 Following production to the corporation or to a transfer agent or branch transfer agent of the corporation of any share certificate which has become defaced, the president or the board may order its cancellation and the issuance of a replacement certificate.

PART 6

DIVIDENDS

6.01 Dividends shall be payable from time to time only to the extent and as and when and in the manner the board, in its discretion, shall from time to time determine.

6.02 A dividend payable in cash shall, as regards each registered shareholder entitled thereto, be paid by cheque drawn to the order of such holder and mailed by ordinary or air mail, postage prepaid, to such holder (unless such holder otherwise directs in writing) at his address as recorded on the books of the corporation. In the case of joint holders, the cheque shall be made payable to the order of all of such joint holders and if more than one address is recorded on the books of the corporation in respect of such joint holding, the cheque shall (unless such joint holders otherwise direct in writing) be mailed to the first address so recorded. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend to the extent of the sum represented by such cheque plus the amount of any tax which the corporation is required to and does withhold, unless such cheque is not paid on due presentation. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the corporation shall issue or cause to be issued a replacement cheque for a like amount upon such terms as to indemnity and evidence of non-receipt as the president or the board may from time to time prescribe.

PART 7

EXECUTION OF DOCUMENTS

7.01 All writings signed on behalf of the corporation by:

(a) such person or persons as shall have been appointed to sign the same by resolution of the board applying either to specific writings or to writings generally; or

(b) the chairman of the board or the president or a vice-president or any director and, in addition, by the secretary or the treasurer or the controller or an assistant secretary or an assistant treasurer or an assistant controller or any other vice-president or any other director;

shall when so signed without more be binding upon the corporation.

7.02 Nothing contained herein shall restrict or in any way limit the authority of the directors, officers and employees of the corporation to sign writings on behalf of the corporation in the ordinary course of business and such writings when so signed shall without more be binding on the corporation.

PART 8

WITHHOLDING INFORMATION FROM SHAREHOLDERS

8.01 Except as may be required by the Act, no shareholder shall be entitled by virtue of being a shareholder to discovery of any information or records respecting the corporation or its business except when authorized by the board.

PART 9

PROTECTION AND INDEMNITY OF DIRECTORS,

OFFICERS AND OTHERS

9.01 Subject to compliance with the Act to the extent to which the same shall apply, no director or officer, and no body corporate of which he is a director or officer or in which he has any interest whatsoever, shall be disqualified by his office or by reason of his holding any other office of, or place of profit under, the corporation or any body corporate in which the corporation shall be a shareholder or otherwise interested from entering into any contract, transaction or arrangement with the corporation or any body corporate in which the corporation is a shareholder either as vendor, purchaser or otherwise or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the corporation or any body corporate in which the corporation is a shareholder; nor shall any such contract, transaction or arrangement be thereby avoided; nor shall any director or officer be liable to account to the corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement. Subject to compliance with the Act to the extent to which the same shall apply, no director or officer shall be obligated to make any declaration or disclosure of interest and no director shall be obligated to refrain from voting.

9.02 Subject to the Act, no director or officer shall be liable for: the acts, receipts, neglects or defaults of any other person; joining in any receipt or act for conformity; any loss, damage or expense happening to the corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the corporation; the insufficiency or deficiency of any security in or upon which any moneys of the corporation are invested; any loss or damages arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other properties of the corporation are lodged or deposited; or any other loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto.

9.03 Subject to the Act, any contract entered into or action taken or omitted by or on behalf of the corporation shall, if approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of all the shareholders.

9.04 The corporation shall, whenever required or permitted by the Act or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate.

9.05 The foregoing provisions of this Part 9 shall be in amplification of and in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred upon any director, officer or other person by any statute, law, matter or thing whatsoever.

PART 10

NOTICES

10.01 Every person who by any means whatsoever becomes entitled to any share shall be bound by, and shall be deemed to have received, every notice or other communication or document in respect thereof which, at any time prior to the time when the name and address of such person was entered in the share register as the holder thereof, has been duly given or sent to, or deemed hereby to have been received by, his predecessor in title.

10.02 Any notice or other communication or document duly given or sent to any shareholder shall, notwithstanding such shareholder is then deceased and whether or not the corporation has notice thereof, be deemed to have been duly given or sent to and received by all persons, including without limitation his personal representatives, the beneficiaries under his will and any other persons interested or concerned in his estate, having any title to or claim or interest in the shares registered in the name of such shareholder either as sole holder or as holder thereof jointly with others.

10.03 The signature to any notice or other communication or document to be given or sent by the corporation may be in whole or in part written, stamped, typewritten, printed or otherwise mechanically produced.

10.04 The accidental omission to give or send any notice or other communication or document to any shareholder, director or officer or the auditor, or the non-receipt of any notice or other communication or document by any shareholder, director or officer or the auditor or any error in any notice or other communication or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or other communication or document or otherwise founded thereon.

10.05 Any shareholder, director or officer or the auditor may waive any notice or other communication or document required to be given or sent by the articles or the by-laws or by the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or sending of such notice or other communication or document.

PART 11

PERIOD OF FINANCIAL YEAR

11.01 The financial year of the corporation shall terminate on such day in each year as the board shall from time to time determine.

PART 12

COMING INTO FORCE

12.01 This by-law shall come into force at, and be effective from, the time of its passing by the board.

Made this 23rd day of June, 1987.

President

Secretary